Exhibit 4.1
Delaware
The first State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “ATLAS AMERICA SERIES 27-2006 L.P.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JULY, A.D. 2006, AT 12 O’CLOCK P.M.

4193805 8100 060690818	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4918584 DATE: 07-21-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 07/21/2006
FILED 12:00 PM 07/21/2006
SRV 060690818 — 4193805 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is
ATLAS AMERICA SERIES 27-2006 L.P.
•	Second: The address of its registered office in the State of Delaware is
110 S. POPLAR STREET, SUITE 101 in the city of

WILMINGTON, DELAWARE 19801
The name of the Registered Agent at such address is ANDREW M. LUBIN

•	Third: The name and mailing address of each general partner is as follows:
ATLAS RESOURCES, LLC

MANAGING GENERAL PARTNER

311 ROUSER ROAD

MOON TOWNSHIP, PA 15108
•	In Witness Whereof, the undersigned has executed this Certificate of Limited

Partnership as of July 19 2006.

By:	Atlas Resources, LLC
General Partner

/s/ Karen A. Black

Karen A. Black, Vice President— Partnership Administration